CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in Amendment #3 of the registration statement on Form S-1 of PalmWorks, Inc. and the related prospectus of our report, relating to the financial statements of PalmWorks, Inc., dated April 21, 2000.


/s/ L.L. Bradford & Company

L.L. BRADFORD & COMPANY
Las Vegas, Nevada
October 4, 2000